Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To Whom It May Concern:

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated April 14, 2025, relating to the financial statements of iSpecimen Inc., which appears in its Annual Report on Form 10-K for the year ended December 31, 2024.

We also consent to the reference to our firm under the heading “Experts” in the Prospectus.

Very truly yours,

/s/ Bush & Associates CPA

Bush & Associates CPA LLC (PCAOB 6797)

Henderson, Nevada

October 23, 2025

179 N. Gibson Rd., Henderson, NV 89014 ● 702.703.5979 ● www.bushandassociatescpas.com